Exhibit 99.2

DESCRIPTION OF CAPITAL STOCK

The following summary of the terms of the Company’s capital stock does not purport to be complete and is subject to and qualified in its entirety by reference to the Company’s Articles of Incorporation and the Company’s Bylaws, each of which may be further amended from time to time and both of which are incorporated herein by reference.

General

As of December 16, 2013, the Company’s authorized capital stock consists of (i) 50,000,000 shares of Common Stock, no par value per share, and (ii) 10,000,000 shares of preferred stock, no par value per share (“Preferred Stock”), of which 78,129 shares have been designated as Series A Convertible Preferred Stock (“Series A Preferred Stock”). As of December 16, 2013, 3,342,321 shares of Common Stock were issued and outstanding and no shares of Preferred Stock were issued and outstanding.

Common Stock

The holders of the Company’s Common Stock are entitled to one vote for each share of Common Stock held of record on all matters submitted to a vote of the Company’s shareholders, including the election of directors, and do not have cumulative voting rights. Subject to preferences that may be applicable to any outstanding Preferred Stock, holders of Common Stock are entitled to receive ratably those dividends, if any, as may be declared by the Board of Directors out of legally available funds. Subject to the rights of any outstanding Preferred Stock, upon the Company’s liquidation, dissolution or winding-up, the holders of Common Stock will be entitled to share ratably in the net assets legally available for distribution to the Company’s shareholders after the payment of all of the Company’s debts and other liabilities. Holders of Common Stock have no preemptive or conversion rights or other subscription rights and there are no redemption or sinking fund provisions applicable to the Common Stock. All outstanding shares of Common Stock are fully paid and nonassessable.

Broadridge Corporate Issuer Solutions, Inc. is the transfer agent for the Company’s Common Stock.

The Company’s Common Stock is listed on the NASDAQ Capital Market under the symbol “PDEX”.

Preferred Stock

The Company’s Board of Directors has the authority, without further action by the Company’s shareholders (other than such approval rights as may be granted to any outstanding series of Preferred Stock), to designate and issue one or more series of Preferred Stock and to fix the rights, powers, preferences, qualifications, limitations and restrictions of each series of Preferred Stock to the maximum extent permitted by Colorado law. Among other things, the Board of Directors may establish the following with respect to each series of Preferred Stock:

(i)	the number of shares that constitute each series of Preferred Stock;
(ii)	the rate and preference of dividends, if any, the time of payment of dividends, whether dividends are cumulative and the date from which any dividend shall accrue;
(iii)	whether the series of Preferred Stock may be redeemed and, if so, the redemption price and the other terms and conditions of redemption;
(iv)	sinking fund or other provisions, if any, for redemption or purchase of the series of Preferred Stock;

(v)	whether the series of Preferred Stock may be converted into, or exchangeable for, other classes of capital stock of the Company (including Common Stock or another series of Preferred Stock) and, if so, the conversion price or exchange rate and the other terms of conversion or exchange; and
(vi)	the liquidation preferences payable on, and other rights afforded to, the series of Preferred Stock in the event of voluntary or involuntary dissolution, winding-up or other liquidation of the Company.

The rights, powers, preferences, qualifications, limitations and restrictions of different series of Preferred Stock may differ with respect to dividend rates, redemption provisions, sinking fund provisions, conversion and exchange rights, liquidation preferences and other matters.

The issuance of Preferred Stock could decrease the amount of earnings and assets available for distribution to holders of Common Stock or adversely affect the rights and powers, including voting rights, of the holders of Common Stock. The existence of authorized but unissued Preferred Stock may also discourage or render more difficult attempts to take control of the Company, as described in more detail below under “Anti-Takeover Provisions of Governing Documents.”

Series A Preferred Stock

78,129 shares of the Company’s Preferred Stock have been designated as Series A Preferred Stock, which have the following rights and preferences:

(i)	holders of Series A Preferred Stock will have a liquidation preference of $3.60 per share of Series A Preferred Stock payable in preference to holders of Common Stock and holders of shares of the Company’s other capital stock, if any, ranking junior to the Series A Preferred Stock (a consolidation or merger of the Company with or into another corporation or entity or sale of all or substantially all of the assets of the Company shall be deemed a “liquidation” with respect to the Series A Preferred Stock unless such consolidation or merger is a Pro Forma Merger; a “Pro Forma Merger” is defined in the Company’s Articles of Incorporation as a consolidation or merger, as the result of which 15% or fewer of the equity securities of the Company outstanding after the merger or consolidation are owned by persons who were not holders of equity securities of the Company immediately preceding the merger or consolidation);
(ii)	holders of Series A Preferred Stock have the right, at any time and from time to time, to convert three shares of Series A Preferred Stock into one share of Common Stock (which conversion rate is subject to adjustment in the event shares of Common Stock are issued as a dividend or distribution on any class of capital stock of the Company or if the Common Stock is subdivided, split or combined or subject to a recapitalization, reclassification or similar transaction);
(iii)	no fractional shares of Common Stock will be issued upon conversion of Series A Preferred Stock, and in lieu of any fractional share the Company shall pay the holder of converted Series A Preferred Stock an amount calculated in accordance with the Company’s Articles of Incorporation;
(iv)	the Company must at all times reserve and keep available out of its authorized but unissued Common Stock, solely for the purpose of issuance upon conversion of the Series A Preferred Stock, the number of shares of Common Stock issuable upon the conversion of all outstanding shares of Series A Preferred Stock;
(v)	the Company will not, by amendment of its Articles of Incorporation or through any other voluntary action, avoid or seek to avoid the observance or performance of any of the rights or preferences of the Series A Preferred Stock;
(vi)	the Company does not have the right to redeem Series A Preferred Stock;
(vii)	holders of Series A Preferred Stock have no voting rights except as otherwise granted to them under Colorado law;

(viii)	Series A Preferred Stock will not be entitled to dividends; and
(ix)	all shares of Series A Preferred Stock surrendered for conversion into Common Stock shall be restored to the status of authorized but unissued shares of Preferred Stock and may not be reissued as Series A Preferred Stock.

Anti-Takeover Provisions of Governing Documents

The Company’s Bylaws require that the Company’s shareholders satisfy certain advance notice and other requirements in order to properly submit proposals or director nominees for consideration at the Company’s annual meetings of shareholders.

As discussed above, the Company’s Board of Directors has the authority, without further action by the Company’s shareholders (other than such approval rights as may be granted to any outstanding series of Preferred Stock), to designate and issue one or more series of Preferred Stock and to fix the rights, powers, preferences, qualifications, limitations and restrictions of each series of Preferred Stock to the maximum extent permitted by Colorado law. The existence of authorized but unissued Preferred Stock may enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise. Among other things, if in the due exercise of its fiduciary obligations, the Board of Directors were to determine that a takeover proposal is not in the best interests of the Company and its shareholders, the Board of Directors could cause shares of Preferred Stock to be designated and issued without further shareholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquirer or insurgent shareholder or shareholder group.